Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of BreitBurn Energy Partners L.P. of our report dated July 18, 2008 relating to the consolidated balance sheet of BreitBurn GP, LLC, which appears in the Current Report on Form 8-K of BreitBurn Energy Partners L.P. dated July 18, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
July 28, 2008